UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2021

CTO REALTY GROWTH, INC.

(Exact name of registrant as specified in charter)

Commission File Number: 001-11350

Maryland	59-0483700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of principal executive offices, including zip code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	CTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2021, CTO Realty Growth, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with an affiliate of an investment management company (the “Seller”) for the purchase of a mixed use center in the Dallas-Fort Worth, Texas Metropolitan Area (the “Property”). The terms of the PSA provide that the total purchase price for the Property will be $72,500,000, subject to adjustment for closing prorations. The Seller does not have any material relationship with the Company or its subsidiaries, other than through the PSA.

Certain closing conditions must be met before or at the closing and are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K and until the closing of the purchase of the Property, there can be no assurance that the Company will acquire the Property.

A copy of the PSA is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the PSA is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1*	Purchase and Sale Agreement, made as of May 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). The omitted information is not material and is the type of information that the Company customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	CTO Realty Growth, Inc.

	By:	/s/Matthew M. Partridge
Matthew M. Partridge,
Senior Vice President, Chief Financial Officer and
Treasurer